UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2007 (November 25, 2007)

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street Tel Aviv, Israel	62098
(Address of Principal Executive Offices)	(Zip Code)

(866) 447-8636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 25, 2007, Merhav Ampal Energy Ltd. (“MAE”), a wholly owned subsidiary of Ampal-American Israel Corporation (the “Company”), signed a joint venture agreement (the “Agreement”) with Clal Electronics Industries Ltd. (“Clal”), an Israel-based holding company, for the formation of a joint venture (the “Joint Venture”) that will focus on the new development and acquisition of controlling interests in wind energy projects outside of Israel. The Agreement has customary first refusal, tag along and veto rights as well as a non-competition clause.

The Joint Venture, owned equally by Clal and the Company through MAE, will seek to either develop or acquire wind energy opportunities with a goal of establishing at least 150MW of installed capacity within the next 3.5 years. The Joint Venture’s initial project is the development of a wind farm in Greece.

A copy of the Company’s press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION

99.1	Press release of Ampal-American Israel Corporation, dated November 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: November 29, 2007	By:	/s/Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President – Investments and Corporate Affairs

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press release of Ampal-American Israel Corporation, dated November 25, 2007.